CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 51 to the registration statement on Form N-1A ("Registration Statement") of our report dated June 19, 2000, relating to the financial statements and financial highlights which appear in the May 31, 2000 Annual Report to Shareholders of T. Rowe Price New Income Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP

Baltimore, Maryland
September 27, 2000




PricewaterhouseCoopers LLP
Baltimore, Maryland